BY-LAWS OF 1ST SOURCE CORPORATION


AMENDED BY DIRECTORS
AS OF JANUARY 29, 2004.


                                    ARTICLE 1

                                 IDENTIFICATION

SECTION 1.01      NAME:  The name of the Corporation is 1st SOURCE CORPORATION
------------      -----  ("Corporation").

SECTION 1.02      PLACE OF KEEPING CORPORATE BOOKS AND RECORDS:
------------      --------------------------------------------
The Corporation shall keep a copy of the following records at its principal office:

         1. Its Articles of Incorporation ("Articles") or restated Articles and all amendments currently in effect

         2. Its By-Laws ("By-Laws") or restated By-Laws and all amendments currently in effect.

         3. Resolutions adopted by its Board of Directors ("Board") with respect to one (1) or more classes or series of shares and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding.

         4. The minutes of all Shareholders' meetings, and records of all action taken by Shareholders without a meeting, for the past three (3) years.

         5. All written communications by the Corporation to Shareholders within the past three (3) years, including the financial statements furnished for the past three (3) years.

         6. A list of the names and business addresses of its current Directors and Officers.

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         7.       Its most recent  annual  report  delivered  to the  Secretary of State.

The Corporation shall also maintain and keep at its principal office, or at any other place that the Board directs, the following records:

         1. Minutes of all meetings of its Shareholders and Board, a record of all actions taken by the Shareholders or Board without a meeting, and a record of all actions taken by a committee of the Board in place of the Board on behalf of the Corporation.

         2.       Appropriate accounting records.

         3. A record of its Shareholders, in a form that permits preparation of a list of the names and addresses of all Shareholders, in alphabetical order by class of shares showing the number of shares held by each.

All of the records described in this section shall be maintained in written form or in another form capable of conversion into written form within a reasonable time.

SECTION 1.03 SEAL: The Board may designate the design and cause the Corporation to obtain and use a corporate seal, but the failure of the Board to designate a seal or the absence of the impression of the seal from any document shall not affect in any way the validity or effect of the document.

SECTION 1.04 FISCAL YEAR: The fiscal year of the Corporation shall end at the time determined by the Board. If the Board does not make a determination, the fiscal year of the Corporation shall end on December 31.

SECTION 1.05 ANNUAL FINANCIAL STATEMENTS TO SHAREHOLDERS. On written request of any Shareholder, the Corporation shall prepare and mail to the Shareholder annual financial statements, which may be consolidated or combined statements of the Corporation and one (1) or more of its subsidiaries, as appropriate, that include a balance sheet as of the end of the fiscal year most recently completed, an income statement for that year, and a statement of changes in Shareholders' equity for that year unless that information appears elsewhere in the financial statements. If financial statements are prepared for the Corporation on the basis of generally accepted accounting principles, the annual financial statements must also be prepared on that basis.

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If the annual financial statements are reported upon by a public accountant, the public accountant's report must accompany them. If not, the statements must be accompanied by a statement of the President or the person responsible for the Corporation's accounting records:

         1. Stating the person's reasonable belief whether the statements were prepared on the basis of generally accepted accounting principles and, if not, describing the basis of preparation; and

         2. Describing any respects in which the statements were not prepared on a basis of accounting consistent with the statements prepared for the preceding year.

                                    ARTICLE 2

                                     SHARES

SECTION 2.01 CERTIFICATES FOR SHARES: Each holder of the Common Stock of the Corporation shall be entitled to a certificate in the form prescribed by the Board from time to time, signed manually or by facsimile by the Chairman of the Board or the President and by the Secretary or an Assistant Secretary of the Corporation.

SECTION 2.02 TRANSFER OF SHARES: The Common Stock of the Corporation shall be transferable only on the books of the Corporation upon surrender of the certificate or certificates representing the same. The certificate or certificates (or an instrument of transfer or assignment satisfactory to the Corporation and delivered to the Corporation) must be properly endorsed by the registered holder or by his duly authorized attorney, with the endorsement or endorsements witnessed by one witness or guaranteed by a bank or registered securities broker or dealer. The requirement for a witness or guarantee may be waived in writing upon the form of endorsement by the President of the Corporation.

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SECTION 2.03 LOST, STOLEN OR DESTROYED CERTIFICATES: The Corporation may issue a new certificate for shares of Common Stock in the place of any certificate alleged to have been lost, stolen or destroyed, but the Board, the Chairman of the Board, the Executive Committee, or the President may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to furnish an affidavit as to the loss, theft or destruction and to give a bond in such form and substance, and with such surety or sureties, with fixed or open penalty, as it may direct to indemnify the Corporation against any claim that may be made on account of the alleged loss, theft or destruction of the certificate. A new certificate may be issued without requiring any bond when, in the judgment of the Board, the Chairman of the Board, the Executive Committee, or the President, it is not imprudent to do so.

SECTION 2.04 SHARES ISSUED FOR NOTES OR FUTURE SERVICES. If the Corporation authorizes the issuance of shares for promissory notes or for promises to render services in the future, the Corporation shall report in writing to the Shareholders the number of shares authorized to be so issued with or before the notice of the next Shareholders' meeting.


                                    ARTICLE 3

                            MEETINGS OF SHAREHOLDERS

SECTION 3.01 PLACE OF MEETINGS: All meetings of Shareholders of the Corporation shall be held at the principal office of the Corporation or at any other place, within or without the State of Indiana, as may be specified in the notices or waivers of notice of the meeting.

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SECTION 3.02 ANNUAL MEETING: Unless otherwise determined by the Board, the annual meeting of the Shareholders for the election of Directors, and for the transaction of other business which may properly come before the meeting, shall be held in April each year, the exact date and time to be established by the Board of Directors. Failure to hold the annual meeting at the designated time shall not work any forfeiture or a dissolution of the Corporation. If, for any reason, the annual meeting is not held at the time aforesaid, the Directors shall fix another date for such meeting.

SECTION 3.03 SPECIAL MEETINGS: Special meetings of the Shareholders may be called by the President, by the Chairman of the Board of Directors or by the Board, and shall be called by the President if Shareholders holding of record not less than one-fourth (1/4) of all the shares of Stock outstanding and entitled to vote on the business proposed to be transacted sign, date and deliver to the Secretary of the Corporation one or more written demands for the meeting. Any request or demand for a special meeting of the Shareholders shall state the purpose or purposes of the proposed meeting. Any notice of a special meeting shall specify by whom such meeting was called.

SECTION 3.04 RECORD DATE: The Board of Directors may fix a record date, not exceeding seventy (70) days prior to the date of any meeting of Shareholders, for the purpose of determining the Shareholders entitled to notice of and to vote at the meeting. In the absence of action by the Board fixing a record date, the record date shall be the tenth (10th) day prior to the date of the meeting.

SECTION 3.05 NOTICE OF MEETINGS: A notice stating the place, day and hour of the meeting, and, in the case of a special meeting or when otherwise required by any provision of the Indiana Business Corporation Law (the "Act"), the Articles or the By-Laws, the purpose or purposes for which the meeting is called, shall be delivered or mailed to each holder of Stock of the Corporation entitled to vote or otherwise entitled to notice under the Act, at the address which appears on the records of the Corporation, or shall be given orally in person or by telephone, at least ten (10) days but not more than sixty (60) days before the date of the meeting.

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SECTION 3.06 WAIVER OF NOTICE: Notice of any meeting may be waived before or after the date and time stated in the notice in writing by any Shareholder if the waiver is delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Attendance at any meeting in person or by proxy waives objection to lack of notice of defective notice of the meeting unless the Shareholder (or his proxy) at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the Shareholder (or his proxy) objects to considering the matter when it is presented.

SECTION 3.07 PROXIES: A Shareholder entitled to vote at any meeting of Shareholders may vote either in person or by proxy appointed in a writing signed by the Shareholder or a duly authorized attorney-in-fact of such Shareholder. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes. The general proxy of a fiduciary shall be given the same effect as the general proxy of any other Shareholder.

No appointment of a proxy shall be valid after eleven (11) months from the date of its execution unless it expressly provides a longer time.

SECTION 3.08 QUORUM: At any meeting of Shareholders, the holders of a majority of the outstanding shares which may be voted on the business to be transacted at the meeting, represented at the meeting in person or by proxy, shall constitute a quorum, and action on a matter, except election of Directors, is approved if votes cast favoring the action exceed the votes cast opposing the action, unless a greater number is required by law, the Articles or the By-Laws. Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. If a quorum is not present at any meeting, the holders of record of a majority of shares present in person or by proxy may adjourn the meeting from time to time, without notice, other than announcement at the meeting, until a quorum shall be present or represented, unless the Board fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting. At any adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally scheduled.

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SECTION 3.09 VOTING LISTS: The Secretary of the Corporation shall make a complete list of the Shareholders entitled to notice of each meeting, arranged in alphabetical order by voting group (and within each voting group by class or series of shares), with the address and number of shares held by each, which list shall be on file at the principal office of the Corporation, or at a place identified in the meeting notice in the city where the meeting will be held, and subject to inspection by any Shareholder on written demand at any time during regular business hours for a period of five (5) days before the meeting. The list shall be produced at the meeting and subject to inspection by any Shareholder during the meeting. The original stock register or transfer book, or a duplicate kept in the State of Indiana, shall be the only evidence as to who are the Shareholders entitled to examine the list, or to notice of or to vote at any meeting of the Shareholders.

SECTION 3.10 ACTION WITHOUT MEETING: Any action required or permitted to be taken at any meeting of the Shareholders may be taken without a meeting if one or more consents in writing setting forth the action taken are signed by all the Shareholders entitled to vote on the action, and the written consents are delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Action taken under this section is effective when the last Shareholder signs the consent, unless the consent specifies a different prior or subsequent effective date.

SECTION 3.11 MEETING BY TELEPHONE, ETC.: Any or all Shareholders may participate in any meeting of Shareholders by, or through the use of, any means of communication by which all Shareholders participating may simultaneously hear each other during the meeting. A shareholder so participating is deemed to be present in person.

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SECTION 3.12 ORDER OF BUSINESS: The order of business at the annual meeting and, so far as practical, at all other meetings, shall be as follows:

         1.       Determination of shares present.
         2.       Reading and disposal of any unapproved minutes.
         3.       Reports of officers and committees.
         4.       Election of directors.
         5.       Unfinished business.
         6.       New business.

                                    ARTICLE 4

                               BOARD OF DIRECTORS

SECTION 4.01 DUTIES AND NUMBER: The business and affairs of the Corporation shall be managed under the direction of a Board consisting of not fewer than three (3) nor more than twenty-five (25) members. The actual number of Directors may be fixed or changed, from time to time, within the maximum and minimum, by the Board.

SECTION 4.02      ELECTION, TERM OF OFFICE AND QUALIFICATION:
------------      ---------------------------- -------------

         1. If there are nine (9) or more Directors, their terms shall be staggered by dividing the total number of Directors into three (3) groups, with each group containing one-third (1/3) of the total as near as may be. In that event the terms of Directors in the first group expire at the first Annual Shareholders Meeting after their election, the terms of the second group expire at the second Annual Shareholders Meeting after their election, and the terms of the third group expire at the third Annual Shareholders Meeting after their election. At each Annual Shareholders Meeting held thereafter, Director shall be chosen for a term of two (2) years or three (3) years as the case may be, to succeed those whose terms expire. Election at each Annual Meeting shall be by a plurality of the votes cast by the holders of the stock entitled by the Article to elect Directors. Directors need not be Shareholders of the Corporation. No decrease in the number of Directors shall have the affect of shortening the term of any incumbent Director.

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         2.       No person shall be nominated for re-election as a Director when any one of the following conditions apply:

                  a. The said Director is no longer active in his/her chosen business or occupation; or

                  b. The health of said Director does not permit him/her to
                     actively participate as a member of the Board of Directors.

                     The eligibility of nominees for the Board of Directors shall be determined by the Board of Directors.

                     The Board of Directors or authorized committee thereof may as it deems appropriate waive the requirement for nomination of a director for re-election to the Board that such director be active in his/her business, occupation or profession.

         3. Effective with the election of Directors at the April 19, 1993 Shareholders Meeting of this Corporation, any Director who shall become seventy (70) years of age during the term of office shall, prior to the next Annual Meeting of Shareholders, resign his/her position as Director. No Director shall stand for election or re-election who shall become 70 years of age as of the date of said election.

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SECTION 4.03 POWERS OF DIRECTORS: The Board shall exercise all the powers of the
Corporation, subject to the restrictions imposed by law, the Articles or the By-Laws.

SECTION 4.04 ANNUAL MEETING: Unless otherwise determined by the President or the Board, the Board shall meet each year immediately after the annual meeting of the Shareholders, at the place where the meeting of the Shareholders was held, for the purpose of electing Officers and considering any other business that may properly be brought before the meeting. No notice shall be necessary for the holding of this annual meeting. If the annual meeting is not held as above provided, the election of Officers may be held at any subsequent duly constituted meeting of the Board.

SECTION 4.05 OTHER MEETINGS: Regular meetings of the Board may be held, without notice, at the time as may from time to time be fixed by resolution of the Board. Special meetings of the Board may be called at any time by the Chairman of the Board of Directors, by a Vice Chairman of the Board of Directors, or by the President, and shall be called on request of not less than a majority of the members of the Board and on request of the Executive Committee. Special meetings may be held at any place within or without the State of Indiana. Notice of a special meeting shall be sent by the person or persons calling the meeting to each Director at his residence or usual place of business by letter sent by first class, certified, or registered United States mail, postage prepaid, or private carrier service, fees prepaid or billed to sender, or by telegram, telegraph, teletype, or other form of wire or wireless communication, and shall be effective if received on or before the day preceding the day of the meeting or five (5) days after mailing; or may be personally delivered or given orally to a Director in person or by telephone at any time on or before the day preceding the day of the meeting. A Director may waive any required notice before or after the date and time stated in the notice. Except as provided in the next sentence, the waiver must be in writing, signed by the Director entitled to the notice, and filed with the minutes or corporate records. A Director's attendance at or participation in a meeting waives any required notice to the Director of the meeting unless the Director at the beginning of the meeting or promptly upon the Director's arrival objects to holding the meeting or transacting business at the meeting and does not vote for or assent to action taken at the meeting.

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SECTION 4.06 MEETING BY TELEPHONE, ETC.: Any or all of the members of the Board or of any committee designated by the Board may participate in a meeting of the Board or the committee by means of conference telephone or similar communications equipment by which all Directors participating may simultaneously hear each other during the meeting, and participation by these means constitutes presence in person at the meeting.

SECTION 4.07 QUORUM: A majority of the number of Directors designated for a full Board shall be necessary to constitute a quorum for transacting any business except filling vacancies, and the act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board unless the act of a greater number is required by law, the Articles or the By-Laws.

SECTION 4.08 ACTION WITHOUT MEETING: Any action required or permitted to be taken at any meeting of the Board or of any committee of the Board may be taken without a meeting if one or more written consents setting forth the action taken are signed by all members of the Board or of the committee, as the case may be, and the written consents are included in the minutes of proceedings of the Board or committee or filed with the corporate records. Action taken in this manner is effective when the last director signs the consent unless the consent specifies a different prior or subsequent effective date.

SECTION 4.09 RESIGNATIONS: Any Director may resign at any time by giving written notice to the Board, the President or the Secretary. Such resignation shall take effect when delivered unless the notice specifies a later effective date, and unless otherwise specified in the resignation, the acceptance of the resignation shall not be necessary to make it effective.

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SECTION 4.10 REMOVAL: Any Director may be removed, either with or without cause, at any meeting of the Shareholders or Directors called for that purpose if the meeting notice states that the purpose or one of the purposes of the meeting is removal of the Director and if the number of votes cast to remove the Director exceeds the number of votes cast not to remove the Director. If the removal occurs at a meeting of the Shareholders and the notice so provides, the vacancy caused by the removal may be filled at the meeting by vote of the holders of a majority of the outstanding shares present and entitled to vote for the election of Directors.

SECTION 4.11 VACANCIES: Any vacancy occurring in the Board, caused by removal, resignation, death or other incapacity, or increase in the number of Directors, may be filled by the Board, or, if the Directors remaining in office constitute fewer than a quorum of the Board, they may fill the vacancy by a majority vote of the remaining members of the Board, until the next annual meeting of the Shareholders. Shareholders shall be notified of any increase in the number of Directors and of the name, address, and principal occupation of any Director elected by the Board to fill any vacancy in the next mailing sent to the Shareholders following any such increase or election.

If the vote of the remaining members of the Board results in a tie, the vacancy shall be filled by vote of the Shareholders at a special meeting called for the purpose.

SECTION 4.12 COMPENSATION OF DIRECTORS: The Board is authorized to fix the compensation of Directors for attendance at meetings of the Board and additional compensation for additional services which any Director may perform for the Corporation.

SECTION 4.13 ORDER OF BUSINESS: The regular order of business of the meetings of directors, so far as practical, shall be as follows:

         1.       Reading and disposal of any unapproved minutes.
         2.       Reports of officers and committees.
         3.       Unfinished business.
         4.       New business.

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                                    ARTICLE 5

                             COMMITTEES OF THE BOARD

SECTION 5.0. DESIGNATION OF COMMITTEES: The Board, by resolution adopted by the greater of a majority of the actual number of Directors elected and qualified or the number of Directors required to take action under Section 4.07 of these By-Laws, may designate two (2) or more of its number to constitute one or more committees, and may, at any time, increase or decrease the number of members of any committee, fill vacancies, change any member, and change the functions or terminate the existence of any committee.

SECTION 5.02 EXECUTIVE COMMITTEE: The Board of Directors may, by resolution, designate three (3) or more of its members to constitute an Executive Committee. During the intervals between meetings of the Board, and subject to any limitations required by law or by resolution of the Board, the Executive Committee shall have and may exercise all of the authority of the Board, except that the Committee shall not have authority to: (i) authorize distributions, except that the Committee (or an executive officer of the Corporation designated by the Board) may authorize or approve a reacquisition of shares or other distribution if done according to a formula or method, or within a range, prescribed by the Board; (ii) approve or propose to the Shareholders action that by law is required to be approved by the Shareholders; (iii) fill vacancies on the Board or on any of its committees; (iv) except to the extent permitted by subsection (vii) below, amend the Articles when no Shareholder action is required by law; (v) adopt, amend, or repeal By-Laws; (vi) approve a plan of merger not requiring Shareholder approval; or (vii) authorize or approve the issuance or sale or a contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except the Board may authorize the Committee (or an executive officer of the Corporation designated by the Board) to take the action described in this subsection within limits prescribed by the Board.

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SECTION 5.03 MEETINGS; PROCEDURE; QUORUM: The provisions of these By-Laws and those required by law applicable to the Board respecting meetings, action without meetings, notice and waiver of notice, and quorum and voting requirement apply to the committees and their members as well. The members of any committee shall act only as a committee, and the individual members shall have no power as such. Each committee shall appoint a secretary, who need not be a member of the committee, to keep minutes of meetings of the committee. All minutes of meetings of committees shall be submitted to the next succeeding meeting of the Board for approval; but failure to submit the minutes or to receive approval shall not invalidate any action taken by the Corporation upon authorization by a committee.

                                    ARTICLE 6

                                    OFFICERS

SECTION 6.01 NUMBER AND QUALIFICATIONS: The Officers of the Corporation shall consist of the Chairman of the Board of Directors, the President, the Secretary, the Treasurer, and any other officers chosen by the Board or the Chairman of the Board at the times, in the manner and for the terms prescribed by the Board or the Chairman of the Board, respectively. Any two (2) or more offices may be held by the same person, except that the offices of President and Secretary shall not be held by the same person.

SECTION 6.02 ELECTION AND TERM OF OFFICE: The Officers shall be chosen annually by the Board, except that Assistant Officers may be designated as provided in
Section 6.12 of these By-Laws. Each Officer shall hold office until his successor is chosen and qualified, or until his death, or until he resigns or is removed in the manner provided in these By-Laws.

SECTION 6.03 RESIGNATIONS: Any Officer may resign at any time by giving written notice to the Board, the President or the Secretary. A resignation shall take effect when the notice is delivered unless the notice specifies a later effective date. Unless the notice specifies otherwise, the acceptance of a resignation shall not be necessary to make it effective.

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SECTION 6.04 REMOVAL: Any Officer, excepting an Officer who is also a Director, may be removed either with or without cause, at any time, by the Board or by such Officer or Officers to whom he is directly responsible. Any Officer who is a Director may be discharged at any time by the Board of Directors or the Executive Committee. The employment of all Officers shall be for an indefinite time terminable at will.

SECTION 6.05 VACANCIES: Whenever a vacancy occurs in any office by reason of death, resignation, removal, increase in the number of offices of the Corporation, or otherwise, it shall be filled by the Board, and the Officer so chosen shall hold office during the remainder of the term for which his predecessor was chosen or as otherwise provided in these By-Laws. Assistant Officers may be designated to fill vacancies in the manner provided inn Section
6.12 of these By-Laws.

SECTION 6.06 CHAIRMAN OF THE BOARD OF DIRECTORS: The Chairman of the Board of Directors shall be a Director. The Chairman shall preside at all meetings of the Shareholders and at all meetings of the Board of Directors. The Chairman shall also perform all such other duties as are incidental to the office or properly required by the Board of Directors.

SECTION 6.07 VICE CHAIRMAN OF THE BOARD OF DIRECTORS: The Vice Chairman shall be a Director. In the absence of the Chairman, the Vice Chairman shall preside at all meetings of the Shareholders and at all meetings of the Board of Directors. The Vice Chairman shall perform such other duties as are properly required by the Board of Directors.

SECTION 6.08 PRESIDENT: Subject to the general control of the Board, the President shall manage and supervise all the affairs and personnel of the Corporation and shall discharge all the usual functions of the chief executive officer of a corporation. In the absence of the Chairman of the Board and the Vice Chairman of the Board (if any), he shall preside at all meetings of Shareholders and Directors, discharge all the duties which devolve upon a presiding officer, and perform such other duties as the By-Laws or the Board may prescribe. The President shall have full authority to execute proxies in behalf of the Corporation, to vote stock owned by it in any other corporation, and to execute, with the Secretary, powers of attorney appointing other corporations, partnerships, or individuals the agent of the Corporation, all subject to the provisions of the Act, the Articles and the By-Laws. The President shall be a Director.

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SECTION 6.09 VICE-PRESIDENTS: Each Vice-President shall have general supervision of those affairs of the Corporation designated for his attention by the Officer to whom he is directly responsible and may employ and discharge subordinate officers, employees, clerks and agents under his supervision. Each Vice
President shall perform all such duties as are incidental to his office or properly required of him by the Board of Directors, Chairman of the Board of Directors and such other Officer or Officers to whom he is directly responsible.

SECTION 6.10 SECRETARY: The Secretary shall authenticate records of the Corporation, attend all meetings of the Shareholders and of the Board, keep or cause to be kept a true and complete record of the proceedings of Directors' and Shareholders' meetings, perform a like duty, when required, for all committees appointed by the Board, and perform any other duties which the By-Laws, the Board, the Chairman of the Board or the President may prescribe. He shall give all notices of the Corporation; however, in case of his absence, negligence or refusal so to do, any notice may be given by a person directed by the President or by the requisite number of Directors or Shareholders upon whose request the meeting is called.

SECTION 6.11 TREASURER: The Treasurer shall perform all such duties as are incidental to his office or properly required of him by the Board of Directors or such Officer or Officers to whom he is directly responsible.

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

SECTION 6.12 ASSISTANT OFFICERS: The Board, the Chairman of the Board, or the Vice Chairman of the Board may from time to time designate and elect Assistant Officers who shall have the powers and duties as the Officers whom they are elected to assist shall specify and delegate to them, and any other powers and duties which the By-Laws, the Board or the Chairman of the Board may prescribe. An Assistant Secretary may in the absence or disability of the Secretary, attest the execution of all documents by the Corporation.

SECTION 6.13 DELEGATION OF AUTHORITY: In case of the absence of any Officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may temporarily delegate the powers or duties of the Officer to any other Officer or Assistant Officer or to any Director.

                                    ARTICLE 7

                                   AMENDMENTS

SECTION 7.01 AMENDMENT OF BY-LAWS: These By-Laws may be amended, altered or revoked at any meeting of the Board by the affirmative vote of a majority of the Board.

                                    ARTICLE 8

                                 INDEMNIFICATION

SECTION 8.01      INDEMNIFICATION:

         A. Every person who is or was a Director or Officer of the Corporation shall be indemnified by the Corporation against all liability, including any obligation to pay a judgment, settlement, penalty, excise tax, or fine, and against reasonable expenses, including counsel fees, actually incurred by such person in his or her Official Capacity, provided that such person is determined in the manner specified in D below to have met the standard of conduct specified in E below. Upon demand for such indemnification, the Corporation shall proceed as provided in D below to determine whether such person is so entitled to indemnification.

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         B.       Every person who is or was a Director or Officer of the
                  Corporation shall be indemnified by the Corporation against reasonable expenses, including counsel fees, actually incurred by such person in connection with any Proceeding to which such person was a party because of such person serving in his or her Official Capacity if such person was wholly successful, on the merits or otherwise, in the defense of such Proceeding.

         C. The Corporation may, upon authorization of those entitled to select counsel under D.(3) below, pay for or reimburse the reasonable expenses, including counsel fees, incurred by any person who is or was a Director or Officer of the Corporation in connection with any Proceeding to which such person is a Party because of such person serving in his or her Official Capacity in advance of final disposition of the Proceeding if:

                  (1) The person furnishes the Corporation a written affirmation of the person's good faith belief that the person has met the standard of conduct specified in E below;

                  (2) The person furnishes the Corporation an unlimited general written undertaking, executed personally or on the person's behalf, to repay the advance if it is ultimately determined that the person did not meet such standard of conduct; and

                  (3) A determination is made in the manner specified in D below that the facts then known to those making the determination would not preclude indemnification under A above.

         D. The determination shall be made by any one of the following procedures, as selected by the Board of Directors by majority vote of the entire Board of Directors:

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                  (1) By the Board of Directors by majority vote of a quorum consisting of Directors not at the time parties to the proceeding as to which indemnification or advancement of expenses is at issue.

                  (2) If a quorum cannot be obtained under Subdivision (1), by majority vote of a committee duly designated by the Board of Directors (in which designation Directors who are Parties may participate), consisting solely of two or more Directors not at the time Parties to the Proceeding.

                  (3) By special legal counsel selected by the Board of Directors or its committee in the manner prescribed in Subdivision (1) or (2); or, if a quorum of the Board of Directors cannot be obtained under Subdivision (1) and a committee cannot be designated under Subdivision (2), by special legal counsel selected by majority vote of the full Board of Directors (in which selection Directors who are Parties may participate).

                  (4) By a majority vote of shareholders excluding shares owned or controlled by Directors or Officers who at the time of the vote are Parties to the Proceeding.

         E.       The standard of conduct for any act or omission is as follows:

                  (1) In the case of any criminal Proceeding, the person either had reasonable cause to believe that the person's conduct was lawful, or, had no reasonable cause to believe the person's conduct was unlawful.

                  (2) In all other cases, either (a)(i) the person's conduct was in good faith, and (ii) the person reasonably believed that the person's conduct was in the Corporation's best interest, or, in the situation described in F.(3)(c) below, the person reasonably believed that the person's conduct was not opposed to the Corporation's best interests; or (b) the person's breach of or failure to act in accordance with the standard set forth in E.(2)(a) above did not constitute willful misconduct or recklessness. A person's conduct with respect to an employee benefit plan for a purpose which the person reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirements of E.(2)(b).

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                  (3) The termination of a Proceeding by judgment, order,
                  agreement, or settlement, or upon conviction or a plea of nolo contendere, or the equivalent of any of the foregoing, is not, of itself, determinative that the person did not meet the standard of conduct.

         F. As used hereinabove with respect to indemnification, the following terms have the following meanings:

                  (1) DIRECTOR means an individual who is or was a director of the Corporation. "Director" includes the heirs, estate, executors, administrators, and personal representatives of a Director.

                  (2) OFFICER means an individual who is or was an officer of the Corporation. "Officer" includes the heirs, estate, executors, administrators, and personal representatives of an Officer.

                  (3) OFFICIAL CAPACITY means: (a) when used with respect to a Director, the position of Director of the Corporation; (b) when used with respect to an Officer, the office in the Corporation held by an Officer, and (c) when used with respect to a Director or Officer, any service by a person while a Director or Officer of the Corporation at the Corporation's specific request, as a Director, Officer, partner, trustee, employee, or agent of the Corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not. For these purposes, a person is considered to be serving an employee benefit plan at the Corporation's specific request of the person's duties to the Corporation also impose duties on, or otherwise involve services by, such person to the plan or to participants in or beneficiaries of the plan.

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                  (4) PARTIES means persons who were, are, or are threatened to be named defendant or respondent in a Proceeding.

                  (5) PROCEEDING means any threatened, pending, or completed action, suit, proceeding, or appeal therefrom, whether civil, criminal, administrative, regulatory, or investigative, and whether formal or informal.

         G. The Corporation reserves the right to purchase and maintain insurance for the matters covered by these provisions and to the extent of such insurance payments these provisions shall not be effective.

                                    ARTICLE 9

                          CERTAIN CONFLICTS OF INTEREST

SECTION 9.01      CERTAIN CONFLICTS OF INTEREST:

         A. No contract or transaction between the Corporation and one or more of its Directors, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors, officers, trustees, or general partners are Directors of this Corporation, or in which any Director of the Corporation has a material financial interest, shall be void or voidable solely for this reason, or solely because the Director is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

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                  (1) The material facts as to his interest and as to the
                  contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee authorizes, approves or ratifies the contract or transaction by a majority vote without counting the vote of the interested Director or Directors, provided, that more than one disinterested Director is required to act under this section;

                  (2) The material facts as to his interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote, and the contract or transaction is authorized, approved, or ratified by majority vote of the Stockholders; or

                  (3) The contract or transaction was fair to the Corporation.

         B. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.


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